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                                                                 Exhibit 3.1(a)

                               State of Florida

                                    [Seal]

                              Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC., a Florida corporation, filed on October 25, 1993, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H93000008594. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P93000073807.

         Given under my hand and the
         Great Seal of the State of Florida,
         at Tallahassee, the Capital, this the
         Twenty-fifth day of October, 1993

Authentication Code: 693A00136169-102593-P93000073807-1/1



                                    /s/ Jim Smith
[Seal]                              ---------------------------------------
                                        Jim Smith
                                        Secretary of State

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                           ARTICLES OF INCORPORATION
                                      OF
                HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

         THE UNDERSIGNED, for the purpose of forming a corporation for profit pursuant to Chapter 607, Florida Statutes, does hereby adopt the following Articles of Incorporation:

                                  WITNESSETH:

                                   ARTICLE I
                                     NAME

         The name of the Corporation is:

                  HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

         The mailing address is:

                  6680 E. Rogers Circle, Boca Raton, Florida 33487.

                                  ARTICLE II
                                   DURATION

         This Corporation shall have perpetual existence commencing on the date of the filing of these Articles of Incorporation with the Department of the State of Florida.

                                  ARTICLE III
                                   PURPOSES

         This Corporation is organized for the purpose of transacting any and all lawful business.

                                  ARTICLE IV
                                 CAPITAL STOCK

         This Corporation is authorized to issue 1,000 shares of $1.00 par value common stock.

                                   ARTICLE V
                       QUORUM FOR STOCKHOLDERS MEETINGS

         Unless otherwise provided for in the corporation's bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of shareholders.



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                                  ARTICLE VI
                INITIAL REGISTERED OFFICE AND REGISTERED AGENT

         The street address of the initial registered office of this Corporation is: 2455 E. Sunrise Blvd., Suite 905, Fort Lauderdale, Florida 33304, and the name of the initial registered agent of this Corporation is:
Diane M. Perry, Esquire.

                                  ARTICLE VII
                          INITIAL BOARD OF DIRECTORS

         This Corporation shall have one director. The number of directors may be either increased or decreased from time to time in the manner provided in the Bylaws, but shall be never less than one. The name and address of the Director of the Corporation is as follows:

                           Tony Musso, Jr., Director
                             6680 E. Rogers Circle
                           Boca Raton, Florida 33487

                                 ARTICLE VIII
                                INDEMNIFICATION

         The Corporation shall indemnify its officers, directors, and authorized agents for all liabilities incurred directly, indirectly, or incidentally to services performed for the Corporation, to the fullest extent permitted under Florida law existing now or hereinafter enacted.

                                  ARTICLE IX
                        LIMITATION ON SHAREHOLDER SUITS

         Shareholders shall not have a cause of action against the Corporation's officers, directors or agents as a result of any action taken, or as a result of their failure to take any action, unless deprivation of such right is deemed a nullity because, in the specific case, deprivation of a right of action would be impermissibly in conflict with the public policy of the State of Florida. The fact that this Article shall be inapplicable in certain circumstances shall not render it inapplicable in any other circumstances and the Courts of the State of Florida are hereby granted specific authority to restructure this Article, on a case by case basis or generally, as required to most fully give legal effect to its intent.

                                   ARTICLE X
                                 INCORPORATOR

         The Incorporator is TONY MUSSO, JR. The Incorporator's address is 6680
E. Rogers Circle, Boca Raton, Florida 33487.


                                    *  *  *



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         IN WITNESS WHEREOF, I have subscribed my name this 22nd day of
October, 1993.


                                         /s/ Tony Musso, Jr.
                                         -----------------------------------
                                             Tony Musso, Jr., Incorporator

STATE OF FLORIDA
COUNTRY OF BROWARD

         The foregoing instrument was acknowledged before me this 22nd day of October, 1993, by TONY MUSSO, JR., who is personally known to me / or who has produced the foregoing identification _________________________.



                                         /s/ Abby J. Blackman
                                         -----------------------------------
                                         NOTARY PUBLIC
                                         STATE OF FLORIDA
                                         Name: Abby J. Blackman
                                         Title:


My Commission expires:   NOTARY PUBLIC, STATE OF FLORIDA.
                         MY COMMISSION EXPIRES: August 22, 1995.
                         BONDED THRU NOTARY PUBLIC UNDERWRITERS.

Commission Number: CC138623




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                    CERTIFICATE DESIGNATING REGISTERED AGENT

         In compliance with Section 48.091 Florida Statues, the following is submitted:

         That HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC., desires to organize under the laws of the State of Florida and has named:

                              Diane M. Perry, Esq.
                        2455 E. Sunrise Blvd., Suite 905
                         Fort Lauderdale, Florida 33304

as its agent to accept service of process within the State of Florida.



                                             /s/ Diane M. Perry
                                             --------------------------------
                                             DIANE M. PERRY, ESQUIRE